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                                                                    EXHIBIT 2.22

                         INDUSTRIAL DATA SYSTEMS, CORP.
                                 (the "Company")

                        WRITTEN CONSENT OF ALL DIRECTORS
                               IN LIEU OF MEETING

         The undersigned, being all the directors of INDUSTRIAL DATA SYSTEMS, CORP., a Nevada Corporation, do hereby vote for, approve and consent to the following resolutions:

         1.       PURCHASE OF M L C ENTERPRISES, INC.

         RESOLVED, that the Board of Directors of Industrial Data Systems Corp. hereby approves the acquisition of 1,000 shares of Common stock of M L C ENTERPRISES, INC., a Texas Corporation from Michael L. Moore in exchange for 50,000 shares of the Company's common stock.

         RESOLVED FURTHER, that William A. Coskey, the President of the Company, is hereby authorized, empowered and directed to do and perform all such acts and execute any and all documents necessary to consummate the foregoing transaction.

         This consent is executed pursuant to Business Corporation law authorizing the taking of action by the Board of Directors by unanimous written consent without a meeting.

         IN WITNESS WHEREOF, we have signed this consent effective the 13th day of November, 1998.

                                   /s/William A. Coskey
                                   ---------------------------------
                                   WILLIAM A. COSKEY, Director

                                   /s/ Hulda L. Coskey
                                   ---------------------------------
                                   HULDA L. COSKEY, Director

                                   /s/ David W. Gent
                                   ---------------------------------
                                   DAVID W. GENT, Director

                                   /s/ Gordon Wingate
                                   ---------------------------------
                                   GORDON WINGATE, Director

                                   /s/ Ken Hedrick
                                   ---------------------------------

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                                                                    EXHIBIT 2.22

                                   KEN HEDRICK, Director